FIRST RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CERPROBE CORPORATION


                  1. The name of the corporation is CERPROBE CORPORATION (which is hereinafter referred to as the "Corporation").

                  2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 23, 1987, under the name CERPROBE CORPORATION.

                  3. This First Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 245 of the General Corporation Law of the State of Delaware, and restates and integrates the provisions of the Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with
Section 103, shall thenceforth supersede the Certificate of Incorporation and all amendments thereto, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

                  4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                      Name
                                      ----

                  The name of the Corporation shall be Cerprobe Corporation.


                                   ARTICLE II

                                     Address
                                     -------

                  The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
                                        1
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                                   ARTICLE III

                                     Purpose
                                     -------

                  The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Delaware, as may be amended from time to time.


                                   ARTICLE IV

                                      Stock
                                      -----

                  The Corporation shall have the authority to issue ten million (10,000,000) shares of Common Stock. The par value of each share of Common Stock shall be 5/100 Dollar ($0.05). The Corporation shall have the authority to issue ten million (10,000,000) shares of Preferred Stock. The par value of each share of Preferred Stock shall be 5/100 Dollar ($0.05).

                                   Section 1.

                  Common Stock. The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its Common Stock shareholders, out of the capital surplus of the Corporation, a portion of its assets, in cash or property.

                  The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own Common Stock shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

                  The Corporation may issue rights and options to purchase shares of Common Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                   Section 2.

                  Preferred Stock. The Corporation shall have authority to issue its Preferred Stock in series. The Board of Directors is vested with authority to establish and designate series and to fix the number of shares to be included in each such series and the relative rights, preferences and limitations of each such series, subject to the provisions set forth below. If the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                            a. The number of shares constituting that series and
the distinctive designation of that series;

                            b. The  dividend  rate on the shares of that series,
whether dividends shall be cumulative, and, if so, from which date or dates;

                            c.  Whether  that  series   shall   participate   in
unlimited dividend rights, and, if so, the extent of such participation;

                            d. Whether that series shall have voting rights,  in
addition to the voting rights provided by law, and, if so, the terms of such voting rights, including whether it shall vote as a separate series, or with other series of Preferred Stock, or as one class with the holders of Common Stock, with or without other series of Preferred Stock, and whether differently as to different matters, or any combination of the foregoing;

                            e.  Whether   that  series  shall  have   conversion
privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                            f. Whether or not the shares of that series shall be
redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                            g. The amounts  payable on the shares of that series
in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                            h.  Any  other  relative  rights,   preferences  and
limitations of that series.

                  Dividends on outstanding Preferred Stock of each series shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                  Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution shall be made to the holders of the Common Stock, the amounts determined to be payable on the Preferred Stock of each series in the event of voluntary or involuntary liquidation.

                  No holder of Preferred Stock shall be entitled to any preemptive rights.

                  The Corporation may issue rights and options to purchase shares of Preferred Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                   Section 3.

                  Cumulative Voting. At all elections of directors of the Corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                                    ARTICLE V

                               Board of Directors
                               ------------------

                  The number of persons to serve on the Board of Directors shall be fixed by the Bylaws.


                                   ARTICLE VI

                                 Indemnification
                                 ---------------

                                   Section 1.

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholder of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   Section 2.

                            a. Right to Indemnification.  Each person who was or
is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans
(hereinafter an "Indemnitee"), whether the basis of such Proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter and "Undertaking").

                            b. Right of  Indemnitee  to Bring  Suit.  If a claim
under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Corporation.

                            c.   Non-Exclusivity   of  Rights.   The  rights  to
indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                            d.   Insurance.   The   Corporation   may   maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                            e. Indemnification of Agents of the Corporation. The
Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                   ARTICLE VII

                              Election of Directors
                              ---------------------

                  All elections of Directors will be by ballot vote where a ballot vote is demanded by any person entitled to vote prior to the time the voting begins; otherwise, a voice vote will suffice.


                                  ARTICLE VIII

                               Amendment of Bylaws
                               -------------------

                  The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors or the Stockholders, in accordance with the provisions set forth below:

                                   Section 1.

                  By Action of the Board of Directors. The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors only upon the affirmative vote of a majority of the entire Board of Directors. Such vote may be taken at any annual, regular or special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual, regular or special meeting.

                                   Section 2.

                  By Action of the Stockholders. The Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders only (i) upon the affirmative vote as to all the stock held by the holders of not less than eighty percent (80%) of the Outstanding Voting Shares and (ii) by a Majority of Stockholders. Such vote may be taken at any annual or special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual or special meeting.


                                   ARTICLE IX

                  Board Considerations Upon Significant Events
                  --------------------------------------------

                  The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

                  In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article IX must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article XII), voting together as a single class.


                                    ARTICLE X

                  Notwithstanding anything to the contrary contained in the Corporation's Bylaws, the Corporation elects to be governed by Section 203 of the Delaware General Corporation Law.

                  In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article X must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article XII), voting together as a single class.


                                   ARTICLE XI

                               Stockholder Consent
                               -------------------

                  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                  In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XI must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article XII), voting together as a single class.


                                   ARTICLE XII

                        Business Combinations; Fair Price
                        ---------------------------------

                  A. In addition to any affirmative vote required by law or this First Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article XII:

                           1. any merger or  consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder other than a merger enacted in accordance with Section 253 of the Delaware General Corporation Law or any successor thereof; or

                           2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars ($10,000,000) or more; or

                           3. the issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of ten million dollars ($10,000,000) or more (other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock); or

                           4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

                           5. any reclassification of securities  (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

                  B. The provisions of Section A of this Article XII shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this First Restated Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

                           1. the Business  Combination shall have been approved
by a majority of the Continuing Directors (as hereinafter defined); or

                           2.  all  of  the  following   price  and   procedural
conditions shall have been met:

                                    (a) the aggregate amount of the cash and the
                  Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

                                            (i) (if  applicable) the highest per
                           share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                            (ii) the Fair Market Value per share
                           of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                                            (iii) (if  applicable) the price per
                           share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph 2(a)(ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                           fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two
                           (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of Common Stock; and

                                    (b) the aggregate amount of the cash and the
                  Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of issued and outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every such class of issued and outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                            (i) (if  applicable) the highest per
                           share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two (2) year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;
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
                                            (ii)  (if  applicable)  the  highest
                           preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                            (iii)  the  Fair  Market  Value  per
                           share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                            (iv) (if  applicable)  the price per
                           share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph 2(b)(iii) above, multiplied by the ratio of
                           (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock; and

                                    (c)  the  consideration  to be  received  by
                  holders of a particular class of issued and outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

                                    (d) after such  Interested  Stockholder  has
                  become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                                    (e) after such  Interested  Stockholder  has
                  become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and
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
                                    (f)  a  proxy   or   information   statement
                  describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

                  C. For purposes of this Article XII the following terms shall have the following meanings:

                           1.   "Affiliate"  or   "Associate"   shall  have  the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 21, 1996.

                           2. "Beneficial Owner" shall have the meaning ascribed
to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on June 21, 1996. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

                           3. "Business  Combination" shall mean any transaction
described  in any one or more of clauses  (1)  through  (5) of Section A of this
Article XII.

                           4. "Continuing Director" shall mean any member of the
Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

                           5.  "Excluded  Preferred  Stock"  means any series of
Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article XII shall not apply.

                           6. "Fair Market Value" shall mean: (a) in the case of
stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use in its stead, or if no such quotations are available, the fair market value on the
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
date in question of a share of such stock as determined by the Board in accordance with Section D of this Article XII; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article XII.

                           7. "Interested  Stockholder" shall mean any Person to
or which:

                                    (a) itself, or along with its Affiliates, is
                  the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

                                    (b) is an Affiliate of the  Corporation  and
                  at any time within the two (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

                                    (c)  is  an  assignee  of or  has  otherwise
                  succeeded to any Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 7 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

                  Notwithstanding anything to the contrary contained in this First Restated Certificate of Incorporation, for purposes of this First Restated Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article XII(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; or (b) any employee stock ownership plan of the Corporation or any Subsidiary.

                           8. In the event of any Business  Combination in which
the Corporation survives, the phrase "other consideration to be received" as used in paragraphs 2(a) and (b) and paragraph B of this Article XII shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

                           9.  "Person"   shall  mean  any   individual,   firm,
corporation, partnership or other entity.

                           10.  "Subsidiary" shall mean any corporation or other
entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

                           11. "Voting  Stock" means all issued and  outstanding
shares of capital stock of the Corporation that pursuant to or in accordance with this First Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein,
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
where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

                  D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XII, including, without limitation: (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article XII have been met with respect to any Business Combination; (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article XII; and
(vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of ten million dollars ($10,000,000) or more.

                  E. Nothing contained in this Article XII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  F. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XII must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

                  IN  WITNESS  WHEREOF,   this  First  Restated  Certificate  of
Incorporation has been signed this ____ day of August, 1996.

                                       CERPROBE CORPORATION



                                       By:_________________________________
                                           C. Zane Close, President

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